UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 9, 2018

Blackstone Real Estate Income Trust, Inc.

(Exact Name of Registrant as Specified in its Charter)

Maryland	000-55931	81-0696966
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS. Employer Identification No.)

345 Park Avenue

New York, New York 10154

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (212) 583-5000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company            ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.                                ☒

Explanatory Note

Blackstone Real Estate Income Trust, Inc. (the “Company” or “BREIT”) previously filed a Current Report on Form 8-K, dated March 9, 2018, disclosing the acquisition of the Canyon Industrial Portfolio.

This Amendment to the Current Report on Form 8-K, dated March 9, 2018, is being filed solely to provide the required audited combined statement of revenues and certain operating expenses under Rule 3-14 of Regulation S-X with respect to the Canyon Industrial Portfolio acquired by the Company, which was considered a significant asset acquisition. Additionally, this report presents the required pro forma financial information reflecting the impact of the Canyon Industrial Portfolio transaction on the Company. The Company qualifies as a real estate investment trust for federal income tax purposes commencing with the taxable year ended December 31, 2017 and as such, the estimated taxable operations results are excluded from this report.

The Company’s results with respect to the Canyon Industrial Portfolio may be materially different from those expressed in this report due to various factors, including but not limited to those discussed in the Company’s Registration Statement on Form S-11 (File No. 333-213043), as amended, and under Item 1A. Risk Factors in our annual report on Form 10-K for the year ended December 31, 2017.

Item 9.01 Financial Statements and Exhibits

(a)	Financial Statements of Real Estate Acquired
•	Audited combined statement of revenues and certain operating expenses for the Canyon Industrial Portfolio for the year ended December 31, 2017;

(b)	Pro Forma Financial Information
•	Unaudited pro forma condensed consolidated statement of operations for the three months ended March 31, 2018;
•	Unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 2017.

Item 9.01(a)

INDEPENDENT AUDITORS’ REPORT

To the Board of Directors and Stockholders of

Blackstone Real Estate Income Trust, Inc.

New York, New York

We have audited the accompanying Combined Statement of Revenues and Certain Operating Expenses of Canyon Industrial Portfolio (the “Portfolio”) for the year ended December 31, 2017, and the related notes (the “Historical Summary”). The properties within the Portfolio are under common ownership and management.

Management’s Responsibility for the Historical Summary

Management is responsible for the preparation and fair presentation of the Historical Summary in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of the Historical Summary that is free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on the Historical Summary based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the Historical Summary. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the Historical Summary, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the Portfolio’s preparation and fair presentation of the Historical Summary in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Portfolio’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the Historical Summary.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the Historical Summary referred to above presents fairly, in all material respects, the revenues and certain operating expenses described in Note 2 of the Portfolio for the year ended December 31, 2017, in accordance with accounting principles generally accepted in the United States of America.

Emphasis of Matter

We draw attention to Note 2 to the Historical Summary, which describes that the accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in the Current Report on Form 8-K/A of Blackstone Real Estate Income Trust, Inc.) and is not intended to be a complete presentation of the Portfolio’s revenues and expenses. Our opinion is not modified with respect to this matter.

/s/ Deloitte & Touche LLP

New York, New York

May 24, 2018

Canyon Industrial Portfolio

Combined Statement of Revenues and Certain Operating Expenses for the Year Ended December 31, 2017

(in thousands)

Year Ended
December 31, 2017
Revenues
Rental revenue	$90,181
Tenant reimbursement income	26,520
Other revenue	688

Total revenues	117,389
Certain Operating Expenses
Rental property operating	35,829

Total certain operating expenses	35,829

Revenues in excess of certain operating expenses	$81,560

See accompanying notes to the combined statement of revenues and certain operating expenses

Canyon Industrial Portfolio

Notes to the Combined Statement of Revenues and Certain Operating Expenses for the Year Ended

December 31, 2017

1. Organization

On March 9, 2018, Blackstone Real Estate Income Trust, Inc. (“BREIT” or the “Company”) acquired a fee simple interest in a 22 million square foot collection of predominantly infill industrial assets (the “Canyon Industrial Portfolio”). The portfolio was acquired from Cabot Industrial Value Fund IV, L.P. and Cabot Industrial Value Fund IV Manager, Limited Partnership, each an unaffiliated third party (collectively, the “Seller”) for $1.8 billion, excluding closing costs. The acquisition of the portfolio was financed through a combination of a $1.1 billion mortgage secured by the Canyon Industrial Portfolio, a $200 million mezzanine loan secured by equity interests in the Canyon Industrial Portfolio and available cash. As of March 31, 2018, the Canyon Industrial Portfolio is 90% occupied by 377 tenants and consists of 146 industrial properties primarily concentrated in Chicago (18% of March 2018 base rent), Dallas (13%), Baltimore/Washington, D.C. (12%), Los Angeles/Inland Empire (8%), South/Central Florida (7%), New Jersey (7%), and Denver (6%).

2. Basis of Presentation

The combined statement of revenues and certain operating expenses (the “Historical Summary”) has been prepared by the Company for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (the “SEC”) for inclusion in a Current Report on Form 8-K/A, and with the provisions of SEC Rule 3-14 of Regulation S-X, which require certain information with respect to real estate operations to be included with certain filings with the SEC. The Historical Summary includes the combined historical revenues and certain operating expenses of the Canyon Industrial Portfolio, exclusive of items which may not be comparable to the proposed future operations of the Canyon Industrial Portfolio subsequent to its acquisition by BREIT. Material amounts that would not be directly attributable to future operating results of the Canyon Industrial Portfolio are excluded, and the financial statements are not intended to be a complete presentation of the Canyon Industrial Portfolio’s revenues and expenses. Items excluded consist primarily of interest expense, depreciation and amortization expense, and the amortization of above or below market leases recorded in conjunction with the original purchase price accounting.

Developments – The Seller placed four development properties in service during the year ended December 31, 2017, as summarized below:

Property	Location	Square Feet	Placed in Service
7225 Santa Fe Drive	Hodgkins, IL	282,933	1/4/2017
3100 Roy Orr Boulevard	Grand Prairie, TX	144,187	2/23/2017
3110 Roy Orr Boulevard	Grand Prairie, TX	178,665	2/23/2017
7815 Third Flag Parkway	Austell, GA	281,057	10/23/2017

Revenue and expenses for these properties are included in the Historical Summary as of the in-service date. All other properties in the portfolio were in service during the entire year ended December 31, 2017.

3. Summary of Significant Accounting Policies

Revenue Recognition — The Canyon Industrial Portfolio leases its operating properties to tenants under agreements that are generally classified as operating leases. The Canyon Industrial Portfolio recognizes the total minimum lease payments provided for under the leases on a straight-line basis over the lease term. Tenant reimbursements include payments from the tenants for real estate taxes, insurance and other property operating expenses, as primarily all of the Canyon Industrial Portfolio’s leases are triple net, and are recognized as revenue in the same period the related expenses are incurred.

Expense Recognition — Property operating expenses represent the direct expenses of operating the Canyon Industrial Portfolio and include real estate taxes, repairs and maintenance, and other property expenses that are expected to continue in the ongoing operations of the Canyon Industrial Portfolio. Real estate taxes comprise $21.1 million of total property operating expense for the year ended December 31, 2017. Expenditures for repairs and maintenance are expensed as incurred.

Use of Estimates — The preparation of the Historical Summary in conformity with accounting principles generally accepted in the United States of America (“GAAP”) requires management to make estimates, judgments and assumptions that affect the reported amounts of revenues and certain expenses during the reporting periods presented. The estimates, judgments and assumptions are based on historical experience and various other factors that are believed to be reasonable under the circumstances. Actual results may differ from those estimates under different assumptions and conditions.

4. Future Minimum Rents

The future minimum base rent to be received under non-cancelable tenant operating leases as of December 31, 2017, is summarized as follows ($ in thousands):

Years ending December 31:
2018	$94,161
2019	90,562
2020	76,457
2021	61,581
2022	47,290
Thereafter	126,449

Total	$496,500

The Canyon Industrial Portfolio is subject to the usual business risks associated with the collection of the above scheduled rents.

In addition to minimum rents, the leases typically provide for tenant reimbursements, which reimburse the Canyon Industrial Portfolio for real estate taxes, insurance and other property operating expenses. These reimbursements are not included in the table above.

Leases can also provide for additional rent based on increases in the Consumer Price Index. Such amounts are not included in the table above.

5. Tenant Concentrations

No tenant comprised more than 10% of the Canyon Industrial Portfolio’s rental revenue for the year ended December 31, 2017.

6. Commitments and Contingencies

The Canyon Industrial Portfolio is presently not subject to material litigation nor, to management’s knowledge, is any material litigation threatened against the Canyon Industrial Portfolio.

7. Subsequent Events

Management has evaluated subsequent events through May 24, 2018, the date the Historical Summary was available to be issued. No material subsequent events have occurred since December 31, 2017 that require recognition or disclosure in the Historical Summary.

Item 9.01(b)

Blackstone Real Estate Income Trust, Inc.

Pro Forma Condensed Consolidated Financial Statements

On March 9, 2018, the Company acquired a fee simple interest in a 22 million square foot industrial portfolio (the “Canyon Industrial Portfolio”) for $1.8 billion. The Canyon Industrial Portfolio consists of 146 industrial properties primarily concentrated in Chicago (18% of March 2018 base rent), Dallas (13%), Baltimore/Washington, D.C. (12%), Los Angeles/Inland Empire (8%), South/Central Florida (7%), New Jersey (7%), and Denver (6%). The acquisition of the Canyon Industrial Portfolio was funded through a combination of a $1.1 billion mortgage secured by the Canyon Industrial Portfolio, a $200 million mezzanine loan secured by equity interests in the Canyon Industrial Portfolio, and available cash. The mortgage has a term of 84 months and an interest rate of 4.10% per annum and the mezzanine loan has a term of 84 months and an interest rate of 5.85% per annum.

The unaudited pro forma condensed consolidated statements of operations for the three months ended March 31, 2018 and for the year ended December 31, 2017, are presented as if (i) the Canyon Industrial Portfolio acquisition and related financing and (ii) the sale of the Company’s common stock during the three months ended March 31, 2018 were each completed on January 1, 2017.

The following pro forma condensed consolidated financial statements have been prepared to comply with Article 11 of Regulation S-X, as promulgated by the SEC. The unaudited pro forma condensed consolidated financial statements should be read in conjunction with the financial statements of the Company and notes thereto presented in the Company’s Quarterly Report on Form 10-Q for the three months ended March 31, 2018 and Annual Report on Form 10-K for the year ended December 31, 2017. The unaudited pro forma income statements are not necessarily indicative of what the actual operating results would have been had the Canyon Industrial Portfolio acquisition and sale of the Company’s common stock occurred on January 1, 2017, nor is it indicative of future operating results of the Company.

The Canyon Industrial Portfolio is included in the Company’s consolidated balance sheet as disclosed on Form 10-Q for the period ended March 31, 2018. As such, the Company has not included a pro forma balance sheet for the acquisition of the Canyon Industrial Portfolio.

Blackstone Real Estate Income Trust, Inc.

Pro Forma Condensed Consolidated Statement of Operations

For the Three Months Ended March 31, 2018

(Unaudited, in thousands except share and per share data)

	BREIT Historical (a)	Canyon Industrial Portfolio Acquisition		Pro-forma Adjustments		BREIT Pro forma
Revenues
Rental revenue	$78,513	$17,415	(b)	$966	(c)	$96,894
Tenant reimbursement income	9,048	4,817	(b)	—		13,865
Hotel revenue	17,821	—		—		17,821
Other revenue	4,302	61	(b)	—		4,363

Total revenues	109,684	22,293		966		132,943
Expenses
Rental property operating	38,618	7,062	(b)	394	(d)	46,074
Hotel operating	11,614	—		—		11,614
General and administrative	2,045	—		—		2,045
Management fee	6,969	—		511	(e)	7,480
Performance participation allocation	7,873	—		—		7,873
Depreciation and amortization	74,124	—		14,229	(f)	88,353

Total expenses	141,243	7,062		15,134		163,439
Other income (expense)
Income from real estate-related securities	13,235	—		—		13,235
Interest income	77	—		—		77
Interest expense	(31,391)	—		(10,774)	(g)	(42,165)

Total other income (expense)	(18,079)	—		(10,774)		(28,853)

Net loss	$(49,638)	$15,231		$(24,942)		$(59,349)

Net loss attributable to non-controlling interests	2,090	—		81	(h)	2,171

Net loss attributable to BREIT stockholders	$(47,548)	$15,231		$(24,861)		$(57,178)

Net loss per share of common stock - basic and diluted	$(0.23)					$(0.25)

Weighted-average shares of common stock outstanding, basic and diluted	206,104,310					225,557,975	(i)

Blackstone Real Estate Income Trust, Inc.

Pro Forma Condensed Consolidated Statement of Operations

For the Three Months Ended March 31, 2018

(Unaudited)

(a)	Historical financial information obtained from BREIT’s Quarterly Report on Form 10-Q for the three months ended March 31, 2018.

(b)	Represents the operating results attributable to the Canyon Industrial Portfolio for the period January 1, 2018 through March 8, 2018, the period prior to the Company’s acquisition of the Canyon Industrial Portfolio. The operating results attributable to the Canyon Industrial Portfolio for the period March 9, 2018 through March 31, 2018 are included in the Company’s historical operating results for the three months ended March 31, 2018.

(c)	The Company recognizes rental revenue for operating leases on a straight-line basis over the life of the related lease, including any rent steps or abatement provisions. An adjustment in the amount of $0.4 million is made to reflect rental revenue on a straight-line basis as if the Company had acquired the Canyon Industrial Portfolio as of January 1, 2017. In addition, the Company records acquired above-market and below-market leases at their fair value and recognizes the related amortization as an adjustment to rental revenue. As such, an adjustment in the amount of $0.6 million is made to reflect rental revenue as if the Company had acquired the Canyon Industrial Portfolio as of January 1, 2017.

(d)	The Company has engaged Gateway Industrial Properties L.L.C. (“Gateway”), a portfolio company owned by a Blackstone-advised fund, to provide services in connection with its investment in the Canyon Industrial Portfolio. Please see the Company’s 2017 Annual Report on Form 10-K for the year ended December 31, 2017 and the Quarterly Report on Form 10-Q for the three months ended March 31, 2018 for further details. The pro forma adjustment for such services is $0.2 million.

The pro forma adjustment also includes $0.1 million to reflect the current third-party management contracts for the Canyon Industrial Portfolio and $0.2 million in fees to the prior owner. The Company has engaged an affiliate of the seller to provide certain services for the Canyon Industrial Portfolio post-acquisition. The remainder of the adjustment relates to a decrease of $0.1 million in insurance expense due to decreased premiums.

The adjustments were made as if the contracts were in place during the three months ended March 31, 2018.

(e)	The Company’s adviser is entitled to an annual management fee equal to 1.25% of the Company’s NAV, payable monthly, as compensation for the services it provides to the Company. The pro forma adjustment includes $0.5 million to reflect the management fee as if the Company had acquired the Canyon Industrial Portfolio as of January 1, 2017 and contributed to management fees for the period January 1, 2018 through March 8, 2018.

(f)	Represents depreciation and amortization expense on the Canyon Industrial Portfolio for the period January 1, 2018 through March 8, 2018. The Company records depreciation and amortization on a straight-line basis. The following table details the depreciation and amortization expense for the period January 1, 2018 through March 8, 2018 ($ in thousands):

Canyon Industrial
Portfolio
Depreciation expense	$8,537
Amortization expense	5,692

Total	$14,229

(g)	Represents the interest expense, and the related amortization of deferred financing costs, on the Company’s borrowings utilized in order to acquire the Canyon Industrial Portfolio for the period January 1, 2018 through March 8, 2018. The following table details the pro forma interest expense adjustments by borrowing for the period January 1, 2018 through March 8, 2018 ($ in thousands):

Canyon
Industrial Portfolio
$1.1 billion mortgage loan	$8,394
$200 million mezzanine loan	2,178
Amortization of deferred financing costs	202

Pro forma adjustment to interest expense	$10,774

An increase or decrease of 1/8% on the interest rate used to calculate interest expense on the Company’s borrowings would impact interest expense by approximately $0.3 million for the three months ended March 31, 2018.

(h)	Represents the operating results attributable to the Canyon Industrial Portfolio and the related pro forma adjustments for the period January 1, 2018 through March 8, 2018 that were allocated to non-controlling interests.

(i)	The available cash utilized in the acquisition of the Canyon Industrial Portfolio consisted of net proceeds received in the Company’s primary offering during the three months ended March 31, 2018. The pro forma weighted average shares assume that the shares issued during the three months ended March 31, 2018 had been issued on January 1, 2018.

Blackstone Real Estate Income Trust, Inc.

Pro Forma Condensed Consolidated Statement of Operations

For the Year Ended December 31, 2017

(Unaudited, in thousands except share and per share data)

		Canyon
	BREIT	Industrial Portfolio		Pro-forma		BREIT
	Historical (a)	Acquisition		Adjustments		Pro forma
Revenues
Rental revenue	$110,429	$90,181	(b)	$3,803	(c)	$204,413
Tenant reimbursement income	10,952	26,520	(b)	—		37,472
Hotel revenue	29,916	—		—		29,916
Other revenue	6,635	688	(b)	—		7,323

Total revenues	157,932	117,389		3,803		279,124
Expenses
Rental property operating	51,115	35,829	(b)	3,095	(d)	90,039
Hotel operating	20,417	—		—		20,417
General and administrative	7,692	—		—		7,692
Management fee	8,867	—		3,156	(e)	12,023
Performance participation allocation	16,974	—		—		16,974
Depreciation and amortization	121,793	—		81,108	(f)	202,901

Total expenses	226,858	35,829		87,359		350,046
Other income (expense)
Income from real estate-related securities	17,749	—		—		17,749
Interest income	454	—		—		454
Interest expense	(36,884)	—		(58,696)	(g)	(95,580)
Other income	57	—		—		57

Total other income (expense)	(18,624)	—		(58,696)		(77,320)

Net loss	$(87,550)	$81,560		$(142,252)		$(148,242)

Net loss attributable to non-controlling interests	1,292	—		—		1,292

Net loss attributable to BREIT stockholders	$(86,258)	$81,560		$(142,252)		$(146,950)

Net loss per share of common stock - basic and diluted	$(0.90)					$(0.97)

Weighted-average shares of common stock outstanding, basic and diluted	95,586,290					150,760,232	(h)

Blackstone Real Estate Income Trust, Inc.

Pro Forma Condensed Consolidated Statement of Operations

For the Year Ended December 31, 2017

(Unaudited)

(a)	Historical financial information obtained from BREIT’s 2017 Annual Report on Form 10-K.

(b)	Represents the operating results attributable to the Canyon Industrial Portfolio for the year ended December 31, 2017.

(c)	The Company recognizes rental revenue for operating leases on a straight-line basis over the life of the related lease, including any rent steps or abatement provisions. An adjustment in the amount of $0.5 million is made to reflect rental revenue on a straight-line basis as if the Company had acquired the Canyon Industrial Portfolio as of January 1, 2017. In addition, the Company records acquired above-market and below-market leases at their fair value and recognizes the related amortization as an adjustment to rental revenue. As such, an adjustment in the amount of $3.3 million is made to reflect rental revenue as if the Company had acquired the Canyon Industrial Portfolio as of January 1, 2017.

(d)	The Company has engaged Gateway, a portfolio company owned by a Blackstone-advised fund, to provide services in connection with its investment in the Canyon Industrial Portfolio. Please see the Company’s 2017 Annual Report on Form 10-K for the year ended December 31, 2017 and the Quarterly Report on Form 10-Q for the three months ended March 31, 2018 for further details. The pro forma adjustment for such services is $1.3 million.

The pro forma adjustment also includes $0.5 million to reflect the current third-party management contracts for the Canyon Industrial Portfolio and $1.4 million in fees to the prior owner. The Company has engaged an affiliate of the seller to provide certain services for the Canyon Industrial Portfolio post-acquisition. The remainder of the adjustment relates to a decrease of $0.1 million in insurance expense due to decreased premiums.

The adjustments were made as if the contracts were in place during the year ended December 31, 2017.

(e)	The Company’s adviser is entitled to an annual management fee equal to 1.25% of the Company’s NAV, payable monthly, as compensation for the services it provides to the Company. The Adviser waived the management fee charged to BREIT for the period January 1, 2017 to June 30, 2017. The pro forma adjustment includes $3.2 million to reflect the management fee as if the Company had acquired the Canyon Industrial Portfolio as of January 1, 2017, and contributed to management fees beginning July 1, 2017.

(f)	Represents depreciation and amortization expense on the Canyon Industrial Portfolio during the year ended December 31, 2017. The Company records depreciation and amortization on a straight-line basis. The following table details the depreciation and amortization expense for the year ended December 31, 2017 ($ in thousands):

Canyon Industrial
Portfolio
Depreciation expense	$46,688
Amortization expense	34,420

Total	$81,108

(g)	Represents the interest expense, and the related amortization of deferred financing costs, on the Company’s borrowings utilized in order to acquire the Canyon Industrial Portfolio for the year ended December 31, 2017. The following table details the pro forma interest expense adjustments by borrowing for the year ended December 31, 2017 ($ in thousands):

Canyon
Industrial Portfolio
$1.1 billion mortgage loan	$45,726
$200 million mezzanine loan	11,863
Amortization of deferred financing costs	1,107

Pro forma adjustment to interest expense	$58,696

An increase or decrease of 1/8% on the interest rate used to calculate interest expense on the Company’s borrowings would impact interest expense by approximately $1.6 million for the year ended December 31, 2017.

(h)	The available cash utilized in the acquisition of the Canyon Industrial Portfolio consisted of net proceeds received in the Company’s primary offering during the three months ended March 31, 2018. The pro forma weighted average shares assume that the shares issued during the three months ended March 31, 2018 had been issued on January 1, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLACKSTONE REAL ESTATE INCOME TRUST, INC.

Date: May 24, 2018
	By:	/s/ Paul Quinlan
	Name:	Paul Quinlan
	Title:	Chief Financial Officer and Treasurer